Corporate Presentation BIO CEO Presentation February 11, 2013

Statements under the Private Securities Litigation Reform Act, as amended : With the exception of the historical information contained in this presentation, the matters described herein contain forward - looking statements that involve risks and uncertainties that may individually, mutually, or materially impact the matters herein described, including, but not limited to, the Company ’ s ability to execute its business plan, obtain regulatory approval for products under development, enter into partnering agreements, realize revenue and pursue growth opportunities, some of which are outside the control of the Company . Attendees are cautioned not to place undue reliance on these forward - looking statements as actual results could differ materially from the forward - looking statements contained herein . Attendees are urged to read the risk factors set forth in the Company ’ s most recent annual report on Form 10 - K, subsequent quarterly reports filed on Form 10 - Q and its most recent SEC filings . Company disclaims any intention to update this presentation . Safe - Harbor Statement

About Us: Headquartered in San Diego, Innovus Pharma (INNV) is an emerging pharmaceutical company that develops, in - licenses, acquires and markets proprietary pharmaceutical products in dermatology, autoimmune and respiratory diseases with unique packaging and presentation for better patient compliance, convenience and results . The company’s management team has a proven track record in product acquisition, development, commercial partnership and commercialization 3

» Expand management team » Complete transfer of regulatory files for acquired products » Develop commercial manufacturing for launch in 2014 » Secure commercial partnerships in the MENA countries » Launch of Apeaz ™ in the US in Q4 2013 Upcoming Expected Milestones 4 The Company announced Friday the acquisition of 9 Rx product portfolio from Prospector Capital Partners II

A Deep Global Rx Commercial Product Pipeline

Product or Product Candidate	Therapeutic Area	Indication	IND Filed	Phase I	Phase II	Phase III	NDA/NDS/DCP Filed	Approved	Marketed
CORA-Z	Immune Disease	Seb. Dermatitis				WW			
ZYTOPIC	Immune Disease	Atop. Dermatitis				WW			
Extendryl	Respiratory	Cough/Cold/Congestions				WW			
Xyralid	Anti Inflammatory	Hemorrhoids				WW			
AKURZA	Immune Disease	Psoriasis				WW			
	Respiratory	Cough/Cold				WW			
breze pads	Dermatology	Acne				WW			

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Product or Product Candidate Therapeutic Area Indication Compliant Marketed Apeaz ® Immune Disease Arthritis Pain A Global OTC Commercial Product Pipeline WW 6 Product or Product Candidate Therapeutic Area Indication Pre - clinical Phase I Phase II Phase III NDA/NDS/DCP Filed Approved Marketed VAP - 1 Immune Diseases Arthritis/Psoriasi s/Dermatitis WW A Leading Development Product Pipeline

Commercial Presence Innovus Pharma enjoys an increasing global presence with an extensive network of affiliates and distributors in the US, the Middle East and North Africa . Innovus Pharma has negotiated distribution channels in approximately 20 countries directly or through its affiliates and distributors . Below you can find a selection of these . Gulf Countries Middle East North Africa Egypt & Surrounding Countries 7 KSA

» Comes in a convenient kit: » Hydrocortisone USP 2% » Puleré ™ Medicated Wash 8

» The #1 prescribed steroid for Atopic Dermatitis » Comes in a kit format with: » Zytopic ® Cream (Triamcinolone acetonite cream USP 0.1%) » Clere ™ as a foaming cleanser » Emolene ™ as a long lasting moisturizer 9

10 » Indication : A nti - inflammatory and anesthetic relief of itching, pain, soreness and discomfort due to hemorrhoids and anal fissures . » Comes in a kit format containing : » Xyralid Cream » Applicator » Antiseptic moist pads » Konsyl fiber

11 » Rx » Proprietary oil and water emulsion ( OIW)™ shown to provide gradual and prolonged release of the active ingredient into the skin » Indicated as a topical aid in the removal of excessive keratin in hyperkeratotic skin disorders including: » Psoriasis & Keratosis

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13 » Rx » Benzoyl Peroxide 4.75% & 7.75% » Indicated as a topical treatment for acne. » Comes in a kit format that contains: » Breze pads » “Pure” cream for pH rebalancing of the skin

Apeaz ™ for Arthritis Pain Relief • OTC compliant Methyl Salicylate based unique proprietary deep penetrating formulation indicated for arthritis pain relief 14 Apeaz formulation enhances penetration of therapeutic levels API into tissues to reduce inflammation and pain

Apeaz ™ for Arthritis Pain Relief 15 Apeaz reduced Ankle swelling, inflammation and pannus formation in arthritic mice

FST1586 for Psoriasis & Arthritis & Dermatitis » Pre - clinical stage » Topical small molecule SSAO/VAP - 1 inhibitor » SSAO/VAP - 1 is up - regulated in inflammation with clinical validation . » Strong data in animal models of arthritis, psoriasis and dermatitis 16 SSAO/VAP - 1: Semicarbazide - sensitive amine oxidase/vascular adhesion protein - 1

» Acquired portfolio of 9 prescription products » Secured financing by the CEO and Chairman sufficient until end of 2013 including the launch of Apeaz ™ in the US Milestones Achieved 17

» OTC BB : INNV » Headquarters : La Jolla, California » Shares outstanding 18 . 2 M* » Shares fully - diluted 18 . 58 M* » Shares in the float 16 . 2 M* » Share - price $ 0 . 604 * » Market Cap ~ $ 11 M* Financial Snapshot 18 * As of February 12, 2013

Contact Bassam Damaj, Ph.D. President & CEO +1 858 964 - 5123 bdamaj@innovuspharma.com 19